February 28, 1995


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549
Attn.:         Mr. Frank Donaty, Jr.
        Mrs. Patricia P. Williams

               Re:     Oppenheimer Money Market Fund, Inc.
                       Reg. No. 2-49887, File No. 811-2454

To the Securities and Exchange Commission:

Enclosed for your information and files is a copy of an electronic ("EDGAR") filing made pursuant to Rule 24f-2 of the Investment Company Act of 1940 (the "1940 Act") on February 27, 1995 on behalf of Oppenheimer Money Market Fund, Inc. (the "Fund"), accompanied by an opinion of counsel for the registration of additional shares of the Fund. No filing fee is payable. The Fund has previously registered an indefinite number of shares pursuant to Rule 24f-2.

The purpose of the Notice is to make definite the registration of 1,595,463,393 shares of the Fund in reliance on Rule 24f-2.

                                               Very truly yours,
                                               /s/ Katherine P. Feld
                                               Katherine P. Feld
                                               Vice President & Associate
                                               Counsel
                                               (212) 323-0252

KPF/gl
Enclosures

cc:  Ronald Feiman, Esq.
     Lynn Coluccy
     Gloria LaFond



SEC/200.24F

Rule 24f-2 Notice for Oppenheimer Money Market Fund, Inc.

3410 South Galena Street, Denver, CO 80231

(Registration No. 2-49887)



      NOTICE IS HEREBY GIVEN that Oppenheimer Money Market Fund, Inc. having previously filed by post-effective amendment of its registration statement a declaration that an indefinite number of its shares of capital stock, par value $.10 per share, were being registered pursuant to Rule 24f-2 of the Investment Company Act of 1940, now elects to continue such indefinite registration.

        (i) This Notice is being filed for the fiscal year ended December 31, 1994.

        (ii) 2,181,510,977 shares which had been registered other than pursuant to this Rule remained unsold at the beginning of the above fiscal year.

        (iii) 97,496,497 shares were registered other than pursuant to this Rule during the above fiscal year.

        (iv) The number of shares sold during the above fiscal year was 1,884,595,724. (1)

        (v) 1,595,463,393 shares were sold during the above fiscal year in reliance upon registration pursuant to this Rule.

        Pursuant to the requirements of the Investment Company Act of 1940, the undersigned registrant has caused this notice to be signed on its behalf this 22nd day of February, 1995.

                                             Oppenheimer Money
                                               Market Fund, Inc.



                                          By /s/ Robert G. Zack
                                          Robert G. Zack, Assistant
Secretary

______________
(1) The calculation of the aggregate sales price is made pursuant to Rule 24f-2 of the Investment Company Act of 1940. Based upon an actual aggregate sales price for which such securities were sold during the previous fiscal year of $1,884,595,724, reduced by an actual redemption price of securities of the issuer redeemed during such previous fiscal year of $1,595,463,393 and using 289,132,331 shares previously registered valued at $289,132,331, no filing fee is payable. Shares previously registered remaining unsold total 1,989,875,143.


SEC/200.24F

GORDON ALTMAN BUTOWSKY WEITZEN
SHALOV & WEIN
114 West 47th Street
New York, N.Y. 10036
Telephone: (212) 626-0800
Telecopier (212) 626-0799


                                               February 21, 1995



Oppenheimer Money Market Fund, Inc.
Two World Trade Center
New York, New York 10048-0203

Ladies and Gentlemen:

In connection with the public offering of shares of beneficial interest, no par value, of Oppenheimer Money Market Fund, Inc. (the "Fund"), we have examined such records and documents and have made such further investigation and examination as we deemed necessary for the purpose of this opinion.

It is our opinion that the shares the registration of which is made definite by the accompanying Rule 24f-2 Notice of the Fund were legally issued, fully paid and non-assessable by the Fund to the extent set forth in its Prospectus forming part of its Registration Statement under the Securities Act of 1933, as amended.

We hereby consent to the filing of this opinion with said Notice.

                                          Very truly yours,


                                          /s/ GORDON ALTMAN BUTOWSKY
WEITZEN
                                               SHALOV & WEIN

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